Exhibit 99.1

1847 Reports 59.2% Increase in Revenue to $15.1 Million
for the Fourth Quarter of 2023

Gross profit increases 99.8% in Q4 2023 vs Q4 2022

NEW YORK, NY / ACCESSWIRE / April 17, 2024 / 1847 Holdings LLC (“1847” or the “Company”) (NYSE American: EFSH), a holding company specializing in identifying over-looked, deep value investment opportunities in middle market businesses, today provided a business update and reported financial results for the year-ended December 31, 2023.

Key Financial Highlights

•	Total Revenue was $15.1M in Q4 2023 compared to $9.5M in Q4 2022, a 59.2% year-over-year increase

•	Gross profit was $2.7M in Q4 2023 compared to $1.4M in Q4 2022, a 99.8% year-over-year increase

•	Gross margin increased 370 basis points to 18.2% in Q4 2023, compared to 14.5% for the same period last year

•	Total revenue was $68.7M for the year-ended December 31, 2023, compared to $48.9M for the year-ended December 31, 2022, a 40.4% year-over-year increase

•	Gross profit was $23.5M for the year-ended December 31, 2023 compared to $15.7M for the year-ended December 31, 2022, a 49.9% year-over-year increase

•	Gross margin increased 220 basis points to 34.3% in 2023, compared to 32.1% for the same period last year

Mr. Ellery W. Roberts, CEO of 1847 Holdings, commented, “2023 marked a significant turning point for our company. I am pleased to report we achieved record annual revenue of $68.7 million for the year ended December 31, 2023, with gross profit increasing by 50% over the year ended December 31, 2022. Notably, our fourth quarter revenues for 2023 increased by 59.2%, complemented by a 99.8% increase in gross profit compared to the same period in the previous year. This exceptional performance is a testament to the robustness of our platform and our adeptness in fostering the growth and profitability of our portfolio companies. A prime example of this is our acquisition of ICU Eyewear in February 2023, a highly lucrative venture, at a purchase price of less than three times EBITDA. This addition to 1847 served as a key catalyst for revenue growth, improved margins, and overall profitability gains in 2023.”

Mr. Ellery continued, “We maintain a strong acquisition pipeline, focusing on companies that offer accretive value and positive cash flow, all while minimizing dilution for our shareholders. Beyond our recent success, we are actively evaluating further transactions to leverage our momentum. Recently, we disclosed the signing of a non-binding LOI to acquire a prominent millwork, cabinetry, and door manufacturer headquartered in Las Vegas, NV. This target boasts revenues of $28.6 million, with a purchase price of $16.75 million which represents approximately 3.2x 2023 EBITDA. This acquisition presents an attractive opportunity for 1847, as we have negotiated favorable terms, and we believe we can successfully complete this transaction without the need for equity-based funding at this time.”

2023 Operational Achievements and Subsequent Events

•	Received a non-binding LOI from a potential strategic acquiror relating to the potential acquisition of all or substantially all of the assets of the Company’s subsidiary, 1847 Cabinets Inc. for a purchase price of up to $27 million

•	Announced the execution of a non-binding LOI to acquire a large, established millwork, cabinetry and door manufacturer based in Las Vegas, NV with revenues of $28.6 million, with a purchase price of $16.75 million which represents approximately 3.2x 2023 EBITDA

•	Announced Wolo Manufacturing subsidiary achieved record 40% year-over-year revenue growth in the first two months of 2024

•	Announced ICU Eyewear subsidiary diversified manufacturing to reduce production costs and fortify supply chain

•	Announced ICU Eyewear subsidiary’s strategic expansion of partnerships, adding 300 new locations with leading US retailer

•	Engaged Spartan Capital to pursue spinoff or strategic transaction for 1847 Cabinets Inc.

•	Completed refinancing and upsizing of $15 million revolving credit facility for ICU Eyewear subsidiary

•	Expanded Wolo Manufacturing Corp subsidiary into India through supply chain diversification program

•	Restructured promissory notes to non-dilutive debt instruments

“We have achieved several significant milestones throughout 2023 and the beginning of 2024. At this time, we believe that the true intrinsic value of our business has yet to be fully realized by the public market. Consequently, we are actively exploring various strategic avenues, including subsidiary spin-offs, aimed at maximizing value for our shareholders. Towards this end, we have engaged Spartan Capital to pursue a spin-off or strategic transaction for 1847 Cabinets Inc. Through a spin-off, our shareholders would retain their current equity in 1847 while also receiving a pro-rata share of 1847 Cabinets Inc. Importantly, 1847 Cabinets Inc. has consistently demonstrated revenue growth alongside improved profitability, making it an opportune moment for such a strategic move.”

“Most recently, we have received a non-binding LOI from a prospective strategic acquirer expressing interest in acquiring all or substantially all of the assets of 1847 Cabinets Inc. for a purchase price of up to $27 million. Our portfolio comprises outstanding businesses, each possessing considerable value far exceeding our current market capitalization. Looking ahead to 2024, we anticipate sustaining robust revenue growth, which should substantially bolster our profitability as we capitalize on our fixed costs and benefit from economies of scale,” concluded Mr. Roberts.

2023 Financial Highlights

Total revenues were $68,681,818 for the year ended December 31, 2023, as compared to $48,929,124 for the year ended December 31, 2022.

•	Revenues from the retail and appliances segment decreased by $1,709,881, or 16.0%, to $8,961,248 for the year ended December 31, 2023 from $10,671,129 for the year ended December 31, 2022. The decline in revenues was primarily attributed to ongoing supply chain delays and decreased customer demand

•	Revenues for the retail and eyewear segment were $15,454,097 for the period from February 9, 2023 (date of acquisition) to December 31, 2023.

•	Revenues from the construction segment increased by $7,946,980, or 25.0%, to $39,715,887 for the year ended December 31, 2023 from $31,768,907 for the year ended December 31, 2022. The increase in revenues was primarily attributed to an increase in new multi-family projects and an increase in the average customer contract value.

•	Revenues from the automotive supplies segment decreased by $1,938,502, or 29.9%, to $4,550,586 for the year ended December 31, 2023 from $6,489,088 for the year ended December 31, 2022. The decline in revenues was primarily attributed to ongoing supply chain delays with manufacturers and decreased customer demand.

Total cost of revenues was $45,139,169 for the year ended December 31, 2023, as compared to $33,227,730 for the year ended December 31, 2022.

•	Cost of revenues for the retail and appliances segment decreased by $1,119,739, or 13.6%, to $7,083,662 for the year ended December 31, 2023 from $8,203,401 for the year ended December 31, 2022.

•	Cost of revenues for the retail and eyewear segment was $11,738,639, or 76.0% of retail and eyewear revenues, for the period from February 9, 2023 (date of acquisition) to December 31, 2023.

•	Cost of revenues for the construction segment increased by $2,182,048, or 10.4%, to $23,162,151 for the year ended December 31, 2023 from $20,980,103 for the year ended December 31, 2022.

•	Cost of revenues for the automotive supplies segment decreased by $889,509, or 22.0%, to $3,154,717 for the year ended December 31, 2023 from $4,044,226 for the year ended December 31, 2022.

The Company also advises that its audited consolidated financial statements for the fiscal year ended December 31, 2023 included in the Company’s Annual Form on 10-K will contain an audit report from its independent registered public accounting firm with a going concern. The Company is required to make public disclosure about this pursuant to NYSE American Company Guide Sections 401(h) and 610(b)).

About 1847 Holdings LLC

1847 Holdings LLC (NYSE American: EFSH), a publicly traded diversified acquisition holding company, was founded by Ellery W. Roberts, a former partner of Parallel Investment Partners, Saunders Karp & Megrue, and Principal of Lazard Freres Strategic Realty Investors. 1847 Holdings’ investment thesis is that capital market inefficiencies have left the founders and/or stakeholders of many small business enterprises or lower-middle market businesses with limited exit options despite the intrinsic value of their business. Given this dynamic, 1847 Holdings can consistently acquire businesses it views as “solid” for reasonable multiples of cash flow and then deploy resources to strengthen the infrastructure and systems of those businesses in order to improve operations. These improvements may lead to a sale or IPO of an operating subsidiary at higher valuations than the purchase price and/or alternatively, an operating subsidiary may be held in perpetuity and contribute to 1847 Holdings’ ability to pay regular and special dividends to shareholders. For more information, visit www.1847holdings.com.

For the latest insights, follow 1847 on Twitter.

Forward-Looking Statements

This press release may contain information about 1847 Holdings’ view of its future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on our management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Our actual results may differ materially from the results discussed in forward-looking statements. Factors that might cause such a difference include but are not limited to the risks set forth in “Risk Factors” included in our SEC filings.

Contact:

Crescendo Communications, LLC
Tel: +1 (212) 671-1020
Email: EFSH@crescendo-ir.com

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